-20-

                   TECHNOLOGY TRANSFER AND LICENSE AGREEMENT
                   =========================================

          This Technology Transfer and License Agreement (hereinafter "Agreement") is effective as of April 1, 1998, and is by and between Agribrands International, Inc., a Missouri corporation having its principal place of business at 9811 South Forty Drive, St. Louis, Missouri 63124 and Ralston Purina Company, a Missouri corporation having its principal place of business at Checkerboard Square, St. Louis, Missouri 63164.

                               WITNESSETH THAT:

          WHEREAS, Ralston and Agri have simultaneously with this Agreement entered into a separate agreement and plan of reorganization ("Reorganization Agreement" as defined in Section 1.18 below);
          WHEREAS, this Agreement is entered into in conjunction with the Reorganization Plan to achieve the goals of the Reorganization Agreement;
          WHEREAS, Ralston is the owner and/or licensee of certain valuable technical information and know how including, but not limited to, confidential, proprietary and/or trade secret manufacturing, production, marketing, distribution and sales information relating to Agricultural animal feeds, Agricultural animal products and various other Agricultural related products;
          WHEREAS, Agri desires to license certain confidential, proprietary and trade secret manufacturing, production, marketing, distribution and sales information relating to Agricultural animal feeds, Agricultural animal products and various other Agricultural related products from Ralston;
          NOW, THEREFORE, in consideration of the foregoing recitals, the mutual covenants, promises, agreements, representations and obligations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

------

Article  1  -  Definitions
--------------------------
     1.1 An Affiliate of Ralston or Agri shall mean any person and/or entity that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with the person or entity specified.
     1.2 Agri shall mean Agribrands International, Inc., a Missouri corporation having its principal place of business at 9811 South Forty Drive, St. Louis, Missouri 63124.
     1.3 Agri business shall mean the businesses transferred to Agri by Ralston under and pursuant to the Reorganization Agreement as of the Effective Date as defined in said Reorganization Agreement.
     1.4 Agri Products shall mean all products formulated to provide nourishment to or care of horses (whether or not agricultural), laboratory or zoo animals (but not including PET PRODUCTS sold to such institutions) and agricultural animals (whether terrestrial, aquatic, or aviary), including by way of illustration, but not limitation, commercial livestock; commercial poultry; fish, reptiles or shellfish raised in commercial aquaculture facilities; rabbits raised for commercial purposes; animals raised for fur; wild or game birds; and services for the care and feeding of such animals
(collectively  "Agri  Animals").    Except  as  provided  elsewhere  in  this
Agreement, AGRI PRODUCTS shall also include accessories, health products and services for the care and feeding of horses, zoo animals, laboratory animals and AGRICULTURAL animals. Agri Products shall include, but not be limited to, the following products and services only for Agri Animals:
          (a) products and services for breeding, feeding, and health care of Agricultural animals;
          (b) extraction, collection, processing, packaging, and storage of Agricultural animal products;
          (c) Agricultural pharmaceuticals, antibiotics, wormers, disinfectants , pesticides, herbicides, insecticides, rodenticides, and fungicides;
          (d) Agricultural feeders, embryos, live animals, larvae, aquaculture, hydroponic and aeration equipment;
          (e)        Agricultural animal end-use products (e.g., hams, cheese,
eggs)  other  than  products  for  pets;  and
               (f)          products  and services related to the provision of
methods, systems, and techniques for the development, production, application, and utilization of the Agri Products described in sections (a) - (e) of this
Section  1.4  such  as  farm  and  Agricultural  management services, farm and
Agricultural computer programs and software, farm and Agricultural financial services, soil analysis, and non-pet related veterinary services.
The  term  Agri  Products expressly excludes any and all Pet Products  and any and  all  other  products  other  than  AGRI  PRODUCTS.
     1.5 Agri Technical Information and Know-how shall mean any and all information owned by Ralston, or licensed from third-parties by Ralston under which Ralston has the right to sub-license and/or assign such license rights (subject to Agri obtaining any required consent from any such third-parties), including confidential, proprietary and/or trade secret know-how, manufacturing, research, and other technical information, that is being exclusively used, has been exclusively used, and/or which is being exclusively developed, by the Agri Business and is not being used by the Ralston Business as of the Effective Date. Agri Technical Information and Know-How shall only include, and be limited to, trade secrets, know-how, research and other technical information which are directly related to the development, research, manufacturing, marketing, distribution, sale and/or production of Agri Products.
     1.6 Agricultural shall mean for a purpose primarily connected to: (i) the raising of livestock or poultry for the production of meat, milk, eggs, fur or skin; or as beasts of burden; (ii) the cultivation of soil; or (iii) the harvesting of crops.
     1.7 Assignment Agreement shall mean the Assignment Agreement having an effective date of December 2, 1997 by and between Protein Technologies International, Inc., and Ralston, attached hereto as Schedule A, as it may have been amended and modified as of the Effective Date.
     1.8 Effective Date shall mean the date set forth in the first paragraph of this Agreement upon which this Agreement is to be effective.
     1.9 Expressly Excluded Technology shall mean any and all confidential, proprietary and/or trade secret information, formulations, specifications, technology, know-how, development, research, manufacturing, production, and other technical information identified on or referred to by Schedule B attached hereto and incorporated herein by this reference.
     1.10 Other Restrictions shall mean any and all restrictions, prohibitions, non-compete provisions, and the like, contained in Article V of the Reorganization Agreement.
     1.11          Permitted  Pet  Foods  shall  mean:
          (a) not more than one (1) brand of dry dog food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult dog under standards promulgated by the Association of American Feed Control Officials ("AAFCO"), which in no case shall contain more than 18% protein and 8% fat (both as reflected in the guaranteed analysis or average analysis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a calculated metabolizable energy ("CME") of no more than 3500 kilocalories per kilogram ("KCal/Kg");
          (b) not more than one (1) brand of dry puppy food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate for the growth of puppies under standards promulgated by AAFCO, which shall in no case contain more than 22% protein 9% fat (both as reflected in the guaranteed analysis or average analysis), which shall be formulated so that the top three (3) ingredients of the ration are not animal-, poultry- or fish-based protein ingredients, and which shall possess a CME of no more than 3700 KCal/Kg; and
          (c) not more than one (1) brand of dry cat food, which shall be formulated to provide sufficient nutritional properties as are then deemed adequate to maintain an adult cat under standards promulgated by AAFCO, which shall in no case contain more than 28% protein and 10% fat (both as reflected in the guaranteed analysis or average analysis), which shall be formulated so that the top three ingredients of the ration are not animal-, poultry-, or fish-based protein ingredients, and which shall possess a CME of no more than 3600 KCal/Kg.
     1.12 Pet Products shall mean products for and services related to the nourishment or care of pets other than horses, including, by way of illustration, but not limitation, dogs, cats and other small pet animals such as birds, reptiles, guinea pigs, white mice, and ornamental fish. Pet Products include, but are not limited to, pet and pet-related food, pet snacks, nutritional products, accessories, care and/or health products and services for the care and feeding of pets. Pet accessories, pet-care and/or pet health products include, but are not limited to, pet and pet-related litter, rawhides, bedding, vitamins/minerals, flea and tick-control products, shampoos and grooming accessories, bird food (but not wild-bird or game-bird food), leashes, collars, toys and other accessories (e.g. aquarium accessories). Pet Products also include pet and pet-related products for purchase or use by breeders, small-animal veterinarians, police, military or guard-dog forces and zoos. Pet Products also include any food for dogs or cats other than food formulated specifically for laboratory dogs or laboratory cats. Any one of the Pet Products shall be referred to in this Agreement as Pet Products.
     1.13 Principal Competitor shall mean a person which has, or has an Affiliate which has, ten percent (10%) or more of dollar sales volume or dollar market share as measured by A.C. Nielsen, Euromonitor, or other generally recognized data research company (or, in the event such data is not available, then as reasonably determined by Ralston), in any country in any of the following product categories: dog food, cat food, pet litter, pet snacks, or any other product manufactured or sold by the Ralston business or one or more of Ralston's Affiliates. Notwithstanding the foregoing, Principal Competitor shall also include, but not be limited to, Nestle, Mars, Heinz, Iams, Colgate-Palmolive and/or Hill's Pet Nutrition, Doanes, Nutro, Dalgety, Cargill, Royal Canin, Greens, and any of its and/or their Affiliates.
     1.14 Purina Mills Technology Agreement shall mean the Technology Agreement having an effective date of October 3, 1986 by and between Purina Mills, Inc. and Ralston, attached hereto as Schedule C, and incorporated herein by this reference, as it may have been amended and modified as of the Effective Date.
     1.15 "Ralston" shall mean Ralston Purina Company, a Missouri corporation having its principal place of business at Checkerboard Square, St. Louis, Missouri 63164.
     1.16 Ralston business shall mean the businesses of Ralston other than the Agri business.
     1.17 Ralston Designed shall mean all information which qualifies as Proprietary Information hereunder and which relates to the research, development, design, manufacture, processes, formulations, specifications, methods, technology, and the like, created, developed, generated, or otherwise produced by Ralston (including, but not limited to, Ralston's officers, directors, employees, agents, representatives, and independent contractors) prior to the Effective Date.
     1.18 Reorganization Agreement shall mean the Agreement and Plan of Reorganization dated as of April 1, 1998, by and among Ralston Purina Company, Ralston Purina International Holding Company, Inc., and Agribrands International, Inc.
     1.19 Shared Technical Information and Know-How shall mean any and all information owned by Ralston, or licensed from third parties by Ralston under which Ralston has the right to sub-license and/or assign such license rights (subject to Agri obtaining any required consent from any such third-parties), including confidential, proprietary and/or trade secret know-how, manufacturing, research, and other technical information, that, as of the Effective Date: (i) has been used by and/or is being used by the Agri Business for anything other than Pet Products; and which also (ii) has been used by, is being used by, and/or is in the possession of the Ralston business. The parties understand and agree that certain Ralston Designed dry extrusion technology and Ralston Designed pellet milling technology fall within the scope of Shared Technical Information and Know-How. However, with respect to the Ralston X4 and Ralston X4X extrusion technology, Agri acknowledges, understands and agrees that it may only use: (i) the one Ralston X4X extruder which is in place in Buga, Colombia, as of the Effective Date, in Buga, Colombia, and nowhere else; and (ii) the two Ralston X4 extruders which are in place in Songtan, Korea, and in Strathroy, Canada, as of the Effective Date, in Songtan, Korea, and in Strathroy, Canada, and nowhere else; and that Agri shall have no right to, and shall not, employ or in any way use any other Ralston X4X and/or X4 extruders and/or Ralston X4X and/or X4 extruder technology.
     1.20 Territory shall mean the entire world excluding the United States and its territories and possessions, except that the Territory shall include Puerto Rico.

Article  2  -  Grants  and  Licenses
------------------------------------
     2.1 Ralston hereby transfers and assigns to Agri the entire right, title and interest that it has, if any, in and to the patents identified on Schedule D attached hereto, to be held and enjoyed by Agri, its successors, and assigns, as fully and entirely as the same would have been held and enjoyed by Ralston had this transfer and assignment not been made. Ralston agrees to reasonably cooperate with Agri, at Agri's sole cost and expense, including the execution of necessary recordation documents, in recording this assignment in the appropriate patent offices.
     2.2 Subject to Section 2.2(c), Ralston hereby grants to Agri, subject to the terms, provisions and conditions of this Agreement, the following:
          (a) a perpetual, royalty-free, exclusive license to utilize, for any purpose whatsoever (expressly subject to the Other Restrictions), the Agri Technical Information and Know-How only in the Territory. Agri shall have the right to sub-license the Agri Technical Information and Know-How licensed to it under this Section 2.2(a) only in and for use in the Territory, and nowhere else, only so long as any such sub-licensees first expressly agree in writing to be bound by and to comply with the Other Restrictions and the same confidentiality and use restrictions as Agri has agreed to be bound by and to comply with under Article 5 below;
          (b) a perpetual, royalty-free, non-exclusive license to utilize the Shared Technical Information and Know-How only in the Territory only to develop, make, have made, use, and sell any products or services expressly excluding Pet Products (expressly subject to the Other Restrictions). Agri shall have the right to sub-license the Shared Technical Information and Know-How licensed to it under this Section 2.2(b) only in and for use in the Territory, and nowhere else, for any purpose except the production and sale of Pet Products; only so long as any such sub-licensees first expressly agree in writing to be bound by and to comply with the Other Restrictions and the same confidentiality and use restrictions as Agri has agreed to be bound by and to comply with under Article 5 below;
          (c) The licenses and rights to sub-license granted in Sections 2.2(a) and 2.2(b) shall be subject in all cases to the following: (i) no such license or right to sub-license shall be granted to the extent it is inconsistent with or not permitted by the original license or other grant of rights to RALSTON; (ii) no such license or right to sub-license (or sub-license by AGRI) shall be granted to the extent consent thereto is required under the original license or other grant of rights to RALSTON and such consent has not been received; (iii) no such license or right to sub-license shall be granted to the extent it is inconsistent with or not permitted by, and any such license or right to sub-license shall be subject to: (1) the rights granted to Purina Mills, Inc., under the Purina Mills Technology Agreement; (2) the rights granted to Protein Technologies International, Inc., under the Assignment Agreement; and/or (3) the Other Restrictions under Article V of the Reorganization Agreement.
          (d) It is understood, acknowledged and agreed that so long as Agri and any permitted sub-licensees fully comply with the applicable terms, conditions and provisions of this Agreement, and any authorized sub-license agreements, including, but not limited to, the confidentiality and use restrictions set forth in Article 5 below, Agri shall have the sole discretion as to whether, to whom, and under what terms and conditions, it will sub-license the rights granted it under Sections 2.2(a) and (b) herein.
     2.3 Agri acknowledges and agrees that it will not grant any sub-licenses as permitted under Section 2.2 above unless and until any such proposed sub-licensee agrees in writing to the termination provisions set forth in Section 9.2 of this Agreement and to the following:
          (a) to be bound by and comply with the same confidentiality and use restrictions as Agri has agreed to be bound by under Article 5 below;
          (b)          to  be bound by and comply with the Other Restrictions;
     (c)          upon  the  termination  and/or expiration of any sub-license agreement, cease any and all use of the Agri Technical Information and Know-How and Shared Technical Information and Know-How which constitutes Proprietary Information as defined herein and return any and all documents and things embodying or containing any such Proprietary Information to Agri.
     2.4 Agri acknowledges and agrees that it presently has within its custody, possession and/or control all of the Agri Technical Information and Know-How and Shared Technical Information and Know-How licensed to it under this Article 2, and Ralston acknowledges and agrees that Agri shall be entitled to retain all such information in its possession subject to the confidentiality and Other Restrictions set forth herein and in the Reorganization Agreement. However, the parties acknowledge and agree that Agri and/or the Agri Business shall, within one hundred eighty (180) days after the Effective Date, conduct an audit and identify any and all of Ralston's Proprietary Information not licensed to it under this Agreement including, but not limited to, any Expressly Excluded Technology, that it has within its possession and/or control, and shall: (i) return any and all such documents, materials, media, or the like, to Ralston; and/or (ii) provide Ralston with a written certification, signed by an officer of Agri, representing and warranting that all such documents, materials, media, and the like, embodying or reflecting any such information has been destroyed. Subsequent to the Effective Date, in the event Agri and/or Ralston learn that Agri possesses any of Ralston's Proprietary Information not licensed to it under this Agreement including, but not limited to, any Expressly Excluded Technology, Agri shall immediately return any and all such information, documents and materials to Ralston.
     2.5 Agri understands, acknowledges and agrees that it will fully comply with and be bound by the terms, provisions and conditions of the Assignment Agreement and the Purina Mills Technology Agreement including, but not limited to, Ralston's obligations and duties thereunder and, further, that Agri will not take any actions, or fail to take any actions, which would cause Ralston to be in default and/or breach of any of the terms, provisions or conditions of the Assignment Agreement and/or the Purina Mills Technology Agreement.

Article  3  -  Reservations  &  Exclusions
------------------------------------------
     3.1 Agri understands, acknowledges and agrees that Ralston expressly reserves, and does not grant to Agri, either expressly or implicitly, any right, title or interest to utilize, employ, disclose, disseminate, distribute, make, license, sell, or export any Expressly Excluded Technology.
     3.2 Ralston understands, acknowledges and agrees that to the extent Agri may have or obtain the ability to use Agri Technical Information and Know How in conjunction with publicly available information or information rightfully obtained from third-parties, without the use or benefit of any of Ralston's Proprietary Information and/or any Expressly Excluded Technology, to develop, market, distribute and sell Permitted Pet Foods in accordance with the terms of Article 5 of the Reorganization Agreement, this Agreement shall not prevent or preclude such conduct.
     3.3 Ralston understands, acknowledges and agrees that it shall not have any right to grant any new licenses to any other persons or entity, on or after the Effective Date, of any of the Agri Technical Information and Know-How anywhere for any purpose.
     3.4 Ralston understands, acknowledges and agrees that it shall not have any right to license to any other persons or entity in the Territory, on and after the Effective Date, any of the Shared Technical Information and Know-How for the development, use, production, manufacture, distribution, marketing or sale of Agri Products.
     3.5 Agri understands, acknowledges and agrees that Ralston has not made any, makes no, and expressly disclaims any and all, representations or warranties (and Agri expressly waives and releases Ralston from any and all representations or warranties), express or implied, regarding Ralston's and/or Agri's right to make, use, offer for sale, license, and/or sell any of the rights transferred, granted and/or licensed to Agri under this Agreement, and/or any goods and/or services employing any of the rights transferred, granted and/or licensed to Agri under this Agreement, including, but not limited to, any implied warranties of title, claims of superior rights, infringement, right to use, or the like, in or to any of the technology or information transferred or licensed under this Agreement including, but not limited to: (i) the patents identified on Schedule D attached hereto; (ii) the Agri Technical Information and Know-How; and/or (iii) the Shared Technical Information and Know-How.
     3.6 Agri understands, acknowledges and agrees that in no event shall Ralston be liable to Agri, any permitted sub-licensee under this Agreement, and/or any other persons or entities, regardless of the form of a cause of action, whether in contract, tort or under a statute, including, but not limited to, negligence, strict liability, product liability, environmental liability, patent infringement, misappropriation of trade secrets, copyright infringement, unfair competition, or the like, which in any way arises out of and/or is related to Agri's, any permitted sub-licensee's, and/or any other person's and/or entity's, manufacture, use, offer for sale, license, and/or sale of any of the rights transferred, granted and/or licensed to Agri under this Agreement, and/or any goods and/or services employing any of the rights transferred, granted and/or licensed to Agri under this Agreement.
     3.7          The terms and provisions of Sections 3.5 through 3.7 of this
Article 3 shall survive the termination and/or expiration of this Agreement for any reason.

Article  4  -  Assignment  of  Technology  Agreements
-----------------------------------------------------
     4.1 (a) Ralston agrees, upon the receipt of a written request by Agri, to use commercially reasonable efforts, at Agri's sole cost and expense, to seek to secure any required consent of third-parties for Agri to obtain a sub-license from Ralston to use any Agri Technical Information and Know-How and Shared Technical Information and Know-How (which is licensed by Ralston from a third-party) only for Agri's use, production, manufacture, distribution, marketing, and sale of Agri Products in the Territory.
          (b) Subject to and upon Ralston's receipt of the written consent of any such third-parties, as contemplated under Section 4.1(a) above, Agri hereby agrees to assume, assumes, agrees to be bound by, conform with, and undertakes to be obligated to perform each and every term, covenant, and condition contained in any such license agreements between Ralston and any such third-party in which Agri is granted a sub-license to use any such Shared Technical Information and Know-How.
          (c) Upon effectuation of a sub-license agreement to Agri, as contemplated under Sections 4.1(a) above, if any, Agri agrees to defend, indemnify, and hold Ralston harmless from and against any and all claims, actions, suits, demands, obligations, investigations, causes of action, judgments, losses, damages, costs, and expenses (including, but not limited to, attorneys' and expert witness fees), arising out of or relating to any activities, omissions, and/or breaches which occur subsequent to the Effective Date and which could have, may have, and/or which are brought against Ralston and/or Agri for alleged or actual breaches of any of the obligations and duties assumed and/or undertaken by Agri under any such sub-license agreement(s).

Article  5  -  Confidentiality
------------------------------
     5.1 Subject to the provisions of Section 5.9 below, the term "Proprietary Information" shall mean and include only: (i) the Agri Technical Information and Know-How; (ii) the Shared Technical Information and Know-How;
(iii) the Expressly Excluded Technology; and (iv) any other information that the parties hereto agree in writing to designate as "Proprietary Information" under this Agreement.
     5.2 Agri acknowledges, understands and agrees, and any permitted sub-licensees shall agree, that: (i) Ralston has expended substantial time, money and effort researching and developing its Proprietary Information; (ii) the Proprietary Information provides it with a significant competitive advantage in the marketplace; (iii) the Proprietary Information is confidential, proprietary and trade secret information; (iv) if the Proprietary Information was disclosed or misused, Ralston would suffer substantial irreparable harm and likely lose its competitive advantage in the marketplace; (v) as of the Effective Date, agri is not aware of any facts or allegations which would, in any way or manner, compromise the confidentiality, propriety and trade secret status of any of the Proprietary Information; and
(vi) Agri will not make any use of any portion of the Proprietary Information in a manner inconsistent with the provisions of this Agreement.
     5.3 Agri agrees, and any permitted sub-licensees shall agree, that they will each use commercially reasonable security measures and efforts to ensure that the Proprietary Information is kept and retained in confidence and secret; however, in no event shall the degree of care exercised by Agri, or any permitted sub-licensee, be any less than the degree of care it employs to maintain and protect the confidentiality of its own confidential or proprietary information.
     5.4 Agri agrees, and any permitted sub-licensees shall agree, that it will not disclose or reveal to any other person or entity (except as permitted herein and to the extent required or permitted pursuant to the terms of the Purina Mills Technology Agreement and/or the Assignment Agreement, the Agri Technical Information and Know-How which qualifies as Proprietary Information subject to the provisions of Section 5.9.
     5.5 Agri agrees, and any permitted sub-licensees shall agree, that it will not disclose or reveal to any other person or entity (except as expressly permitted herein) the Shared Technical Information and Know-How and/or the Expressly Excluded Technology, which qualifies as Proprietary Information subject to the provisions of Section 5.9. Agri agrees, and any permitted sub-licensee shall agree, that it will only disclose the Shared Technical Information and Know-How which qualifies as Proprietary Information subject to the provisions of Section 5.9 to its employees, agents, officers, and directors which have a need to know such information in connection with the purpose of any licenses granted Agri herein and, further, that prior to disclosing any Proprietary Information to any such persons it will require any such employees, agents, officers, and directors to agree in writing to be bound by and comply with the confidentiality and use restrictions of this
Article  5  to  the  same  extent  Agri  is  obligated  herein.
     5.6 Agri agrees, and any permitted sub-licensees will agree, to promptly notify Ralston of any unauthorized use of any Proprietary Information to the extent Agri or a sub-licensee learns or otherwise becomes aware of any unauthorized use and to reasonably cooperate with Ralston in pursuing and protecting its legal rights in regard to such unauthorized use.
     5.7 In the event of a breach or threatened breach of any of Agri's and/or any permitted sub-licensee's confidentiality duties and obligations under the terms and provisions of this Article 5, Ralston shall be entitled, in addition to any other legal or equitable remedies that it may be entitled to (including any rights to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach.
     5.8 Prior to disposing of any documentation, media, software, or the like, containing or reflecting any Proprietary Information, Agri agrees, and any permitted sub-licensees shall agree, that it will first destroy, obliterate, and/or otherwise remove any and all Proprietary Information from such materials. Prior to disposing the X4X extruders, AGRI shall notify RALSTON in writing and request what, if any, alterations need to be made to said extruders to remove any PROPRIETARY INFORMATION prior to their disposal and AGRI shall make such alterations prior to said disposal. RALSTON shall respond to AGRI within thirty (30) days of the receipt of said notice.
     5.9 Notwithstanding any other provision of this Agreement, information shall not be considered to be Proprietary Information, and neither party shall have any obligations respecting, nor be liable for, the use and disclosure thereof, if the party alleging that such information is not confidential, proprietary and/or a trade secret can prove that the information: (a) was known to the trade or public at the time that the information was disclosed to it; or (b) is or becomes generally known to the trade or public through no fault on the recipient party's part; or (c) is independently generated after the Effective Date by employees of a party, or on its behalf by its agents, contractors, or consultants, without the use or benefit of any Proprietary Information; or (d) is legally required to be disclosed by Agri under non-confidential circumstances pursuant to legal process only so long as Agri: (i) first provides Ralston with reasonable advance written notice of any such impending disclosure and/or service of legal process; and (ii) Agri takes all necessary steps to ensure that the Proprietary Information retains its confidential status through the implementation of, among other things, the use and/or entry of appropriate confidentiality agreements and protective orders.
     5.10 It is understood and agreed that nothing in this Agreement shall preclude Ralston from licensing its Shared Technical Information and Know-How and/or the Expressly Excluded Technology to any other persons or entities, except that Ralston shall not license Shared Technical Information and Know-How in connection with the manufacture or production of Agri Products in the Territory.
     5.11 All of the provisions of this Article 5 regarding confidentiality shall survive the expiration and/or termination of this Agreement.

Article  6  -  Indemnification
------------------------------
     6.1 Subject to Section 6.2, Agri agrees to defend, indemnify and hold Ralston and its Affiliates and their respective officers, directors, employees, agents, successors and assigns harmless from and against any and all claims, demands, actions, causes of action, judgments, losses, damages, costs, and expenses (including, but not limited to, attorneys' and expert witness fees), arising out of or relating to: (i) the breach by Agri of any material warranty, representation, covenant, commitment or undertaking made hereunder; (ii) any act or omission of Agri; (iii) any allegation relating to the production, manufacture, marketing, advertising, promotion, distribution, use, offer for sale, or sale of any goods and/or services by Agri and/or on Agri's behalf including, but not limited to, Agri Products; (iv) any and all alleged negligent acts, fraud or omissions of or by Agri, its officers, directors, employees, agents, independent contractors, and/or sub-licensees, in connection with the production, manufacture, marketing, advertising, promotion, distribution, use, offer for sale, or sale of any goods and/or services including, but not limited to, Agri Products; (v) any and all allegations relating in any way or manner to products liability, defective goods, failure to warn, environmental law, or the like, as applied to goods and/or services produced, manufactured, marketed, advertised, promoted, distributed, used, offered for sale, or sold by or on behalf of Agri; or (vi) Agri's alleged or actual failure to comply with any governmental and/or other laws, statutes, ordinances, rules, and/or regulations.
     6.2 Notwithstanding the foregoing, Agri shall not have any obligation to indemnify Ralston for a single claim, action, suit, demand, cause of action, judgment, loss, damage, cost, and/or expense (including, but not limited to, attorneys' and expert witness fees), which has a total damage value of less than Ten Thousand Dollars $10,000.

Article  7  -  Assignability
----------------------------
     7.1 Ralston shall have the right to transfer some or all of its rights and obligations under this Agreement, either by affirmative act or by operation of law, by share ownership or otherwise, without the consent of Agri. Neither Agri nor any of its Affiliates or sub-licensees shall have the right to transfer all or part of its or their rights or obligations under this Agreement, either by affirmative act or by operation of law, by share ownership, or otherwise, except with the prior written consent of Ralston, which consent will not be unreasonably withheld. Ralston may withhold its consent in situations where to do so would be reasonable. Such situations include, but are not limited to, Ralston withholding consent to Agri's, and/or any of its Affiliates' or sublicensees', proposed transfer of rights and obligations under this Agreement to a transferee who would acquire rights for a territory covering less than a continent (e.g., Africa, Europe, Asia), or a proposed transfer of any of its rights hereunder to a Principal Competitor of Ralston anywhere in the world. "Transfer" as used in this Section 7.1 shall mean: (a) the transfer, assignment, or conveyance (by any means including, but not limited to, operation of law) of all or part of Agri's interest in, to, or under this Agreement or its rights or obligations hereunder; and/or (b) to one or more third-party(ies) other than a Principal Competitor acquiring, purchasing, and/or gaining (by any means including, but not limited to, operation of law) a voting, profits or equity interest of twenty percent (20%) or more in Agri; and/or (c) if to a Principal Competitor acquiring (by any means including, but not limited to operation of law) any voting, profits or equity interest of ten percent (10%) or more.

Article  8  -  Notice
---------------------
     8.1 All notices, requests, demands, and other communications under this Agreement or in connection therewith shall be given to or made upon the respective parties hereto as follows:
     Ralston                                                  Agri
     -------                                                  ----
     Ralston  Purina  Company                   Agribrands International, Inc.
     Checkerboard  Square                              9811 South Forty Drives
     St.  Louis,  Missouri    63164                 St. Louis, Missouri  63124
     Attn:    General  Counsel                          Attn:  General Counsel

or to such other address, and to the attention of such other officers or persons as each of the parties hereto may specify by notice in writing to the other.
     8.2 All notices, requests, demands, and other communications given or made in accordance with the provisions of this Agreement shall be in writing and by certified or registered mail, and if received shall be deemed to have been given when deposited in the United States mail, postage prepaid.

Article  9  -  Termination
--------------------------
     9.1 In the event Agri shall commit a material breach of any material term, provision or condition of this Agreement, this Technology Transfer and License Agreement shall be terminable upon ninety (90) days written notice by Ralston to Agri. Such termination shall become effective unless: (i) within that ninety (90) day period Agri has initiated and is taking reasonable measures to remedy such breach to the reasonable satisfaction of Ralston; and
(ii) such breach has been remedied to the reasonable satisfaction of Ralston within one hundred eighty (180) days following such notice. This Technology Transfer and License Agreement shall also be terminable by Ralston upon ninety
(90) days written notice by Ralston to Agri in the event Agri Products attempts or seeks to assign, convey and/or transfer all or any part of this Technology Transfer and License Agreement in any way or manner other than as provided in Article 7 above. Any termination shall not prejudice any cause of action or claims of Ralston accrued or to accrue on account of any material breach or default by Agri.
     9.2 Agri acknowledges and agrees that it will immediately terminate any and all permitted sub-license agreements under this Agreement in the event any such sub-licensee materially breaches any such sub-license agreement including, but not limited to, the terms or provisions requiring that such sub-licensee be bound by and comply with the terms and provisions of Article 5 herein, and fails to cure any such breach, if curable, within thirty (30) days after said breach. Each sub-license agreement shall permit such termination.

Article  10  -  Miscellaneous  Provisions
-----------------------------------------
     10.1       Technical Services Agreements.  Agri understands, acknowledges
                ------------------------------
and agrees that any and all licenses and/or technical service agreements previously entered into between Ralston and/or Ralston International Service Corporation, on the one hand, and the Agri Business, on the other, shall be, at a minimum, amended to conform to be consistent with the terms, provisions and conditions of this Agreement. In the event any of the terms, provisions and conditions of any licenses and/or technical service agreements previously entered into between Ralston and/or Ralston International Service Corporation, on the one hand, and the Agri Business, on the other, differ in any manner whatsoever, the terms, provisions and conditions of this Agreement shall govern.
     10.2       RALSTON and Ralston International Service Corporation "RISCO".
                -------------------------------------------------------------
Agri understands, acknowledges and agrees that because Ralston International Service Corporation ("RISCO") will become an Affiliate of Agri in accordance with the terms and provisions of the Reorganization Agreement, any and all license agreements, technical service agreements, and/or the like, which were entered into between Ralston and RISCO prior to the Effective Date, which granted RISCO any license rights to RISCO, or which otherwise permitted or allowed RISCO, to use or in any way employ any Expressly Excluded Technology, such rights, permissions and/or allowances are hereby terminated.
     10.3      Legal Enforceability.  Any provision of this Agreement which is
               --------------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, deemed automatically amended so that it is enforceable to the maximum extent permissible under the laws of that jurisdiction without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render
unenforceable  such  provision  in  any  other  jurisdiction.    Each  party
acknowledges that money damages would be an inadequate remedy for any breach of the provisions of this Agreement and agrees that the obligations of the parties hereunder shall be specifically enforceable.
     10.4 The waiver of any breach or non-enforcement of any provision of this Agreement shall not be a waiver of future compliance or a waiver to the provisions hereof.
     10.5          Dispute  Resolution.
                   -------------------
     (a) If any question or dispute shall arise in regard to: (i) the interpretation of any provision of this Agreement; or (ii) the rights or obligations of either party hereunder; or (iii) in the event any dispute(s) shall arise between the parties hereto which otherwise relate to or arise under this Agreement, whether based on contract, tort, statute or otherwise, (hereinafter collectively "Disputes"), such questions and disputes shall, in the first instance, be exclusively governed by and settled in accordance with the provisions of this Section 10.5; provided, that the foregoing shall not preclude equitable or other judicial relief to enforce the provisions hereof or to preserve the status quo pending resolution of Disputes hereunder. Either party to this Agreement (each a "Party" and together the "Parties") may commence proceedings hereunder by delivery of written notice providing a reasonable description of the Dispute to the other, including a reference to this Section 10.5 (the "Dispute Notice").
     (b)     Negotiations Between Executives.  The Parties shall first attempt
             -------------------------------
in good faith to resolve promptly any Dispute by negotiations between executives who are not directly involved in the Dispute, and who have authority to settle it (as to each Party, an "Executive"). Not later than twenty (20) days after delivery of the Dispute Notice, each Party shall designate an Executive to meet with the other Party's Executive at a reasonably acceptable place within thirty (30) days after the Dispute Notice, and thereafter as such Executives deem reasonably necessary. The Executives shall exchange relevant information and endeavor to resolve the Dispute. Prior to any such meeting, each Party's Executive shall advise the other as to any other individuals who will attend such meeting. All negotiations pursuant to this Section 10.5(b) shall be confidential and shall be treated as settlement and compromise negotiations for purposes of Rule 408 of the Federal Rules of Evidence and similarly under other federal and state rules of evidence. Such Executives may, if they so desire, consult outside advisors for assistance in arriving at such a resolution.
     (c) In the event that a resolution is not achieved within sixty (60) days following the initial meeting between the Executives, then the parties may agree to seek other legal means of resolving such Dispute, including, but not limited to, mediation and/or binding or non-binding arbitration, as the parties may agree upon. If the parties cannot so agree, they shall be free to seek and/or avail themselves of any other available remedies.
     10.6 This Agreement is deemed to be entered into, executed and delivered within the State of Missouri, and it is the intention of the parties that it shall be construed, interpreted and applied in accordance with the laws  of  the  State  of  Missouri  without  regard  to  its  conflict of laws provisions.
     10.7 Ralston and Agri hereby agree that any and all disputes, causes of action, lawsuits, or the like, arising out of and/or under this Agreement, except for the Dispute Resolution procedures set forth in Section 10.5 above, shall be brought only in a state court located in St. Louis, Missouri, or the United States District Court for the Eastern District of Missouri. Ralston and Agri each hereby consent and submit to the exclusive jurisdiction of any such court and waives any objection it may have to either jurisdiction or venue in any such court.
     10.8 To the extent that Agri determines that it requires replacement parts for the X4X or X4 extruders referenced in Section 1.19 above, and only to the extent that Ralston is then producing such replacement part, Ralston agrees to supply such replacement parts to Agri on reasonable commercial terms.
     10.9 Ralston and Agri agree and understand that this Agreement does not create an employment, partnership, joint venture or agency relationship, of any kind or nature, between the parties. Neither party shall have any right, power, or authority to act as a legal representative of the other, and neither party shall have any power to obligate or bind the other, or to make any representations, warranties, express or implied, on behalf of or in the name of the other in any manner for any purpose whatsoever.
     10.10 The headings used in this Agreement are for reference only and shall not be relied upon or used in the interpretation of this Agreement.
     10.11 Notwithstanding anything to the contrary in this Agreement, neither the execution of this Agreement nor the disclosure of any Proprietary Information hereunder shall be construed as granting to Ralston either a license (expressly, or by implication, estoppel, or otherwise) under, or any right of ownership in, any information, patent, or patent application now or hereafter owned or controlled by Agri.
     10.12 This Agreement may be amended, modified or supplemented, or rights, powers or options hereunder waived or impaired, only by a written agreement signed by a corporate officer of Ralston and Agri attested by their respective corporate secretaries. Neither party shall be deemed to have waived or impaired any right, power or option created or reserved by this Agreement (including, without limitation, each party's right to demand compliance with every term herein, or to declare any breach or default and exercise its rights in accordance with the terms hereof) by virtue of: (i) any custom or practice of the parties at variance with the terms hereof; (ii) any failure, refusal or neglect to exercise any right hereunder, or to insist upon compliance with any term; (iii) any waiver, forbearance, delay, failure or omission to exercise any right or option, whether of the same, similar or different natures, under this Agreement or in any other circumstances; or (iv) the acceptance by either party of any payment or other consideration from the other following any breach of this Agreement . The rights and remedies set forth in this Agreement are in addition to any other rights or remedies which may be granted by law.
     10.13. The parties agree not to do indirectly through, for example, their Affiliates, anything they are not allowed to do directly or indirectly under this Agreement.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be executed in duplicate by their respective duly authorized representatives effective on the day and year set forth in this Agreement.


                         RALSTON  PURINA  COMPANY
                         By:              /s/    James  R.  Elsesser
                                      ------------------------------
                         Printed  Name:                James  R.  Elsesser
                                                 -------------------------
                         Title:     Vice President and Chief Financial Officer
                                    ------------------------------------------
                         Date:                      April  1,  1998
                                        ---------------------------


                         AGRIBRANDS  INTERNATIONAL,  INC.
                         By:              /s/      Michael  J.  Costello
                                      ----------------------------------
                         Printed  Name:                    Michael J. Costello
                                                 -----------------------------
                         Title:                          General  Counsel
                                         --------------------------------
                         Date:                            April  1,  1998
                                        ---------------------------------